Exhibit 21

List of Subsidiaries

The following sets forth the subsidiaries of the Registrant and their respective states of incorporation or organization:

Name	State
Amherst JV LLC	Delaware
Amherst Property, LLC	Delaware
American Office Park Properties, TPGP, Inc.	California
AOPP Acquisition Corp. Two	California
Arapaho Investors, LLC	Delaware
Brentford JV, LLC	Delaware
Brentford Property, LLC	Delaware
Charlton JV, LLC	Delaware
Charlton Property, LLC	Delaware
Hernmore Corporation	Maryland
KF Amherst LLC	Virginia
KF Brentford, LLC	Delaware
Miami International Commerce Center Association, Inc.	Florida
PS Business Parks, L.P.	California
PSB Amherst Investors, L.L.C.	Delaware
PSB Amherst L.L.C.	Delaware
PSB Amherst Finance LLC	Delaware
PSB Boca Commerce Park, LLC	Delaware
PSB Brentford, LLC	Delaware
PSB Charlton, LLC	Delaware
PSB Hathaway I & II LLC	Delaware
PSB MICC 2323 LLC	Delaware
PSB Northern California Industrial Portfolio, LLC	Delaware
PSB Pickett IP, LLC	Virginia
PSB San Tomas BC, LLC	California
PSB Shady Grove LLC	Maryland
PSB Walnut BP, LLC	California
PSB Wellington Commerce Park I, LLC	Delaware
PSB Wellington Commerce Park II, LLC	Delaware
PSB Wellington Commerce Park III, LLC	Delaware
PSBP Industrial, LLC	Delaware
PSBP Northpointe D LLC	Virginia
PSBP QRS, Inc.	California
PSBP Springing Member LLC	Delaware
PSBP Westwood GP, LLC	Delaware
REVX-098, LLC	Delaware
Tenant Advantage, Inc.	California
The Mile, LLC	Delaware